================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 27, 2001


                               PACKAGED ICE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


            TEXAS                   333-29357                    76-0316492
(State or other jurisdiction       (Commission                 (IRS Employer
       of incorporation)           File Number)              Identification No.)




                          3535 TRAVIS STREET, SUITE 170
                               DALLAS, TEXAS 75204
                    (Address of principal executive offices)

                                 (214) 526-6740
              (Registrant's telephone number, including area code)


================================================================================

ITEM 5. OTHER EVENTS.

On December 27, 2001, Packaged Ice, Inc. (the "Company") completed the refinancing of its existing $88 million senior credit facility with a new lender (the "Amended Credit Facility"). The Amended Credit Facility consists of a $38 million revolving loan (the "Revolving Loan") and a $50 million term loan (the "Term Loan"). Significant changes in the Amended Credit Facility include the elimination of principal amortization on the Term Loan, changes in the calculation of availability under the Revolving Loan and modifications to the covenant structure. The proceeds from the refinancing were used to repay all outstanding obligations under the prior credit facility, pay fees and expenses related to the Amended Credit Facility and provide working capital to the Company.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

     4.1 The Second Amended and Restated Credit Agreement dated as of December 27, 2001 by and among Packaged Ice Inc., as Borrower, the Lenders from Time to Time Party Hereto, and Ableco Finance LLC, as Collateral Agent and Administrative Agent

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PACKAGED ICE, INC.


Date: January 10, 2002                 By:  /s/ Steven J. Janusek
                                            ------------------------------------
                                            Steven J. Janusek
                                            Chief Financial Officer

                                INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                           DESCRIPTION
  -------                          -----------
     4.1     The Second Amended and Restated Credit Agreement dated as of
             December 27, 2001 by and among Packaged Ice, Inc., as Borrower, the
             Lenders from Time to Time Party Hereto, and Ableco Finance LLC, as
             Collateral Agent and Administrative Agent